As filed with the Securities and Exchange Commission on December 11, 2013

Registration No. 333-09277

Registration No. 333-61851

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1 to Form S-8 Registration Statement No. 333-09277

POST-EFFECTIVE AMENDMENT No. 1 to Form S-8 Registration Statement No. 333-61851

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

CODORUS VALLEY BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	23-2428543
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

105 Leader Heights Road, P.O. Box 2887

York, Pennsylvania 17405

(717) 747-1519

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Codorus Valley Bancorp, Inc. 1996 Stock Incentive Plan

Codorus Valley Bancorp, Inc. 1998 Independent Directors’ Stock Option Plan

(Full title of plan)

Larry J. Miller
President and Chief Executive Officer
Codorus Valley Bancorp, Inc.

105 Leader Heights Road, P.O. Box 2887

York, Pennsylvania 17405

(717) 747-1519

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With copies to:

Charles J. Ferry, Esquire

Kenneth J. Rollins, Esquire

Rhoads & Sinon LLP

One South Market Square, 12th Floor

Harrisburg, PA 17101

(717) 233-5731

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

Codorus Valley Bancorp, Inc. (the “Company”) is filing this Post-Effective Amendment to its Registration Statements on Form S-8 to withdraw and remove from registration the unissued and unsold shares of the Company’s common stock, par value $2.50 per share, issuable by the Company pursuant to its 1996 Stock Incentive Plan and its 1998 Independent Directors’ Stock Option Plan previously registered by the Company pursuant to the following registration statements:

•	Codorus Valley Bancorp, Inc. 1996 Stock Incentive Plan (File No. 333-09277), filed with the Securities and Exchange Commission on July 31, 1996; and
•	Codorus Valley Bancorp, Inc. 1998 Independent Directors’ Stock Option Plan (File No. 333-61851), filed with the Securities and Exchange Commission on August 19, 1998.

In accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance that remain unsold at the termination of the offering to which the registration related, the Company hereby removes from registration all such securities of the Company registered but unsold under the Registration Statements, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of West Manchester, Commonwealth of Pennsylvania, on December 10, 2013.

CODORUS VALLEY BANCORP, INC.

By:	/s/ Larry J. Miller
Larry J. Miller
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Rodney L. Krebs	Chairman of the Board of Directors and Director	12/10/2013
Rodney L. Krebs

/s/ Larry J. Miller	President, Chief Executive Officer, Vice-Chairman of the Board of Directors and Director	12/10/2013
Larry J. Miller
(Principal Executive Officer)

/s/ D. Reed Anderson	Director	12/10/2013
D. Reed Anderson, Esq.

/s/ Cynthia A. Dotzel	Director	12/10/2013
Cynthia A. Dotzel, CPA

/s/ Jeffrey R. Hines	Director	12/10/2013
Jeffrey R. Hines, P.E.

/s/ MacGregor S. Jones	Director	12/10/2013
MacGregor S. Jones

/s/ Dallas L. Smith	Director	12/10/2013
Dallas L. Smith

/s/ Harry R. Swift	Secretary and General Counsel, Director	12/10/2013
Harry R. Swift, Esq.

/s/ Michael L. Waugh	Director	12/10/2013
Hon. Michael L. Waugh

/s/ Jann A. Weaver	Treasurer and Assistant Secretary	12/10/2013
Jann A. Weaver
(Principal Financial and Accounting Officer)